EXHIBIT 10.48B

ASSET PURCHASE AGREEMENT

between:

SHAMAN PHARMACEUTICALS, INC.,
A Delaware corporation;

and

METABOLEX, INC.,
A Delaware corporation

Dated as of March 16, 2001

ASSET PURCHASE AGREEMENT

             THIS ASSET PURCHASE AGREEMENT is entered into as of March 16, 2001, by and between SHAMAN PHARMACEUTICALS, INC., a Delaware corporation (the “Seller”) and METABOLEX, INC., a Delaware corporation (the “Purchaser”).  Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

             A.         The Seller wishes to provide for the sale of certain assets of the Seller to the Purchaser on the terms set forth in this Agreement.

AGREEMENT

             The parties to this Agreement, intending to be legally bound, agree as follows:

1.          SALE OF ASSETS; RELATED TRANSACTIONS

             1.1        Sale of Assets.  The Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing (as defined below), good and valid title to the Assets (as defined below), free of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement.  For purposes of this Agreement, “Assets” shall mean:

             (a)         a hard and/or electronic copy of all data, information and records relating to Seller’s Diabetes Program that is contained in Seller’s 4D Database;

             (b)         all of Seller’s laboratory notebooks and records relating to Seller’s Diabetes Program and all intellectual property therein, including, without limitation, copyrights, know-how and trade secrets;

             (c)         Seller’s entire inventory of all materials from plants and all plants related to the Diabetes Program including, but not limited to the items listed on Exhibit B attached hereto; and

             (d)         a license to all data, information and records described in Section 1.1 (a) above, as set forth in Section 8.4 below.

             1.2        Purchase Price.  As consideration for the sale of the Assets to the Purchaser, the Purchaser agrees to pay to the Seller and aggregate of Two Hundred Thousand Dollars ($200,000), payable as follows:

             (a)         On the date that Seller files a motion with the Bankruptcy Court for approval of the Transactions, Purchaser shall transfer via wire to the account of Seller the sum of Ten Thousand Dollars ($10,000.00) in cash as good faith money for the Transactions (the “Initial Payment”).

             (b)         at the Closing, the Purchaser shall pay to the Seller, in cash via check or wire transfer, One Hundred Ninety Thousand Dollars ($190,000.00).

             1.3        Liabilities.  At the Closing, the Purchaser shall assume no Liability of the Seller.

             1.4        Sales Taxes.  The Seller shall bear and pay, and shall reimburse the Purchaser and the Purchaser’s affiliates for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale of the Assets to the Purchaser or in connection with any of the other Transactions.

             1.5        Closing.

             (a)         The closing of the sale of the Assets to the Purchaser (the “Closing”) shall take place at 10:00 a.m. on the later of (i) March 27, 2001 or (ii) the eleventh calendar day following entry by the Bankruptcy Court of a proper final, non-appealable order approving the Transactions (including, for this purpose, an order complying with 11 U.S.C. § 363(m)), which order is not stayed within ten (10) days of entry thereof, in a form satisfactory to the Purchaser (the “Approval Order”); or (iii) on such date as the Purchaser may designate in a written notice delivered to the Seller; provided, however, that if any condition set forth in Section 5 has not been satisfied as of the date designated by the Purchaser, then the Purchaser may, at its election, unilaterally postpone the Scheduled Closing Time by up to thirty (30) days.  For purposes of this Agreement, “Scheduled Closing Time” shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.5(a); and “Closing Date” shall mean the time and date as of which the Closing actually takes place.

             (b)         At the Closing:

             (i)         the Seller shall execute and deliver to the Purchaser such bills of sale, endorsements, assignments and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Assets free of any Encumbrances;

             (ii)        the Purchaser shall pay to the Seller One Hundred Ninety Thousand Dollars ($190,000.00) in cash as contemplated by Section 1.2(b);

             (iii)       the Seller shall execute and deliver to the Purchaser a certificate (the “Closing Certificate”) setting forth the representations and warranties of the Seller that (A) each of the representations and warranties made by the Seller in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Closing Certificate, each of the representations and warranties made by the Seller in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that the Seller is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D) except as expressly set forth in the Closing Certificate, each of the conditions set forth in Sections 5.3 and 5.4 has been satisfied in all respects; and

             (iv)        the Seller shall execute and deliver to the Purchaser an Amendment to the License and Sale Agreement , as described in the Letter Agreement (the “Amendment”).

2.          REPRESENTATIONS AND WARRANTIES OF THE SELLER.

             The Seller represents and warrants, to and for the benefit of the Indemnitees, as follows:

             2.1        Due Organization.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Seller is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions listed in Part 2.1 of the Disclosure Schedule.  The Seller is in good standing as a foreign corporation in each of the jurisdictions listed in Part 2.1 of the Disclosure Schedule.

             2.2        Assets.

             (a)         Part 2.2(a)(i) of the Disclosure Schedule sets forth, with respect to each Asset owned by the Seller and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application.  Part 2.2(a)(ii) of the Disclosure Schedule identifies and provides a brief description of each Asset.  Part 2.2(a)(iii) of the Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations with respect to, each Asset that is licensed or otherwise made available to the Seller by any Person, and identifies the Contract under which such Asset is being licensed or otherwise made available to the Seller.  The Seller has good and valid title to all of the Assets, free and clear of all Encumbrances.  The Seller has a valid right to use, license and otherwise exploit all Assets.  Except as set forth in Part 2.2(a)(iii) of the Disclosure Schedule, the Seller has not developed jointly with any other Person any Asset with respect to which such other Person has any rights.  Except as set forth in Part 2.2(a)(iv) of the Disclosure Schedule, there is no Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Asset.

             (b)         The Seller has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all Assets.  Without limiting the generality of the foregoing, except as set forth in Part 2.2(b) of the Disclosure Schedule, (i) each current or former employee of the Seller who is or was involved in, or who has contributed to, the creation or development of any Asset has executed and delivered to the Seller an agreement (containing no exceptions to or exclusions from the scope of its coverage) that assigns ownership of any intellectual property related to such creation or development to the Seller, and (ii) each current and former consultant and independent contractor to the Seller who is or was involved in, or who has contributed to, the creation or development of any Asset has executed and delivered to the Seller an agreement (containing no exceptions to or exclusions from the scope of its coverage) that assigns ownership of any intellectual property related to such creation or development to the Seller.  No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Asset.

             (c)         To the best of the knowledge of the Seller, none of the Assets infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person and the Seller has never received any notice or other communication (in writing or otherwise) of any such actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use.  To the best of the knowledge of the Seller no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any of the Assets.

             (d)         The Seller has not (i) licensed any of the Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of the Seller to exploit fully any of the Assets.

             2.3        Compliance with Legal Requirements.   Except as set forth in Part 2.3 of the Disclosure Schedule: (a) the Seller is in full compliance with each Legal Requirement that is applicable to it or to the ownership or use of any of the Assets; (b) the Seller has at all times been in full compliance with each Legal Requirement that is or was applicable to it or to the ownership or use of any of  the Assets; (c) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Seller of, or a failure on the part of the Seller to comply with, any such Legal Requirement; and (d) the Seller has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any such Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.  The Seller has delivered to the Purchaser an accurate and complete copy of each report, study, survey or other document to which the Seller has access that addresses or otherwise relates to the compliance of the Seller with, or the applicability to the Seller of, any such Legal Requirement. To the best of the knowledge of the Seller, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have an adverse effect on the Assets or on the ability of the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

             2.4        Governmental Authorizations.  Part 2.4 of the Disclosure Schedule identifies each Governmental Authorization held by the Seller that is necessary for the use of the Assets.  The Seller has delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.4 of the Disclosure Schedule, including all renewals thereof and all amendments thereto.  Each Governmental Authorization identified or required to be identified in Part 2.4 of the Disclosure Schedule is valid and in full force and effect.  Except as set forth in Part 2.4 of the Disclosure Schedule: (i) the Seller is and has at all times been in full compliance with all of the terms and requirements of each such Governmental Authorization identified or required to be identified in Part 2.4 of the Disclosure Schedule; (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any such Governmental Authorization identified or required to be identified in Part 2.4 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any such Governmental Authorization identified or required to be identified in Part 2.4 of the Disclosure Schedule; (iii) the Seller has never received any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any such Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any such Governmental Authorization; and (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part 2.4 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.  The Governmental Authorizations identified in Part 2.4 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary to permit the Seller to own and use the Assets in the manner in which they are currently owned and used and in the manner in which they are proposed to be owned and used.

             2.5        Proceedings; Orders.  Except for current proceedings before the Bankruptcy Court, there is no pending Proceeding, and no Person has threatened to commence any Proceeding: (i) that involves the Seller or that otherwise relates to or might  affect any of the Assets (whether or not the Seller is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.  Except for current proceedings before the Bankruptcy Court, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding. Except as set forth in Part 2.5 of the Disclosure Schedule, no Proceeding has ever been commenced by or against the Seller. The Seller has delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials (to which the Seller has access) that relate to the Proceedings identified in Part 2.5 of the Disclosure Schedule. There is no Order to which the Seller, or any of the Assets, is subject; and no other Related Party is subject to any Order that relates to the Seller’s business or to any of the Assets.  There is no proposed Order that, if issued or otherwise put into effect, (i) may have an adverse effect on the ability of the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

             2.6        Authority; Binding Nature Of Agreements.  Subject to the Approval Order, the Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by the Seller of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of the Seller and its stockholders, board of directors and officers.  This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.  Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Seller is a party will constitute the legal, valid and binding obligation of the Seller and will be enforceable against the Seller in accordance with its terms.

             2.7        Non-Contravention; Consents.  Subject to the Approval Order, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

             (a)         contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Seller, or any of the Assets, is subject;

             (b)         cause the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax;

             (c)         cause any of the Assets to be reassessed or revalued by any taxing authority or other Governmental Body;

             (d)         contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Assets or is held by the Seller or any employee of the Seller; or

             (e)         result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

Except for the requirements of the Bankruptcy Court in connection with the Approval Order, the Seller is not, nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

             2.8        Brokers.  The Seller has not agreed or become obligated to pay, or has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

             2.9        Full Disclosure.  None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.  All of the information set forth in the Disclosure Schedule, and all other information regarding the Seller and the Assets that has been furnished to the Purchaser or any of the Purchaser’s Representatives by the Seller or by any Representative of the Seller, is accurate and complete in all respects.

3.          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

             The Purchaser represents and warrants, to and for the benefit of the Seller, as follows:

             3.1        Authority; Binding Nature Of Agreements.  The Purchaser has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by the Purchaser of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of the Seller and its stockholders, board of directors and officers.  This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.  Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Purchaser is a party will constitute the legal, valid and binding obligation of the Purchaser and will be enforceable against the Purchaser in accordance with its terms.

4.          PRE-CLOSING COVENANTS OF THE SELLER.

             4.1        Access And Investigation.  The Seller shall ensure that, at all times during the Pre-Closing Period: (a) the Seller and its Representatives provide the Purchaser and its Representatives with reasonable access to the Seller’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Assets; (b) the Seller and its Representatives provide the Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Assets as the Purchaser may request in good faith; and (c) the Seller and its Representatives compile and provide the Purchaser and its Representatives with such additional financial, operating and other data and information relating to the Assets as the Purchaser may request in good faith.

             4.2        Filings and Consents.  The Seller shall ensure that: (a) all filings, notices and Consents required to be made, given and obtained in order to consummate the Transactions are made, given and obtained on a timely basis; and (c) during the Pre–Closing Period, the Seller and its Representatives cooperate with the Purchaser and with the Purchaser’s Representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain.

             4.3        Notification; Updates to Disclosure Schedule.  During the Pre-Closing Period, the Seller shall promptly notify the Purchaser in writing of: (a) the discovery by the Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by the Seller in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by the Seller in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any Breach of any covenant or obligation of the Seller; and (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 5 impossible or unlikely.  If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 4.3 requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Seller shall promptly deliver to the Purchaser an update to the Disclosure Schedule specifying such change.  No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any representation or warranty made by the Seller in this Agreement or in the Closing Certificate, or (ii) determining whether any of the conditions set forth in Section 5 has been satisfied.

             4.4        No Negotiation.  Except as required by the Bankruptcy Court in connection with the Approval Order, the Seller shall ensure that, during the Pre-Closing Period, neither the Seller, nor any Representative of the Seller, directly or indirectly:  (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction; (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchaser) relating to any proposed  Acquisition Transaction; or (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction.

             4.5        Best Efforts.  During the Pre-Closing Period, the Seller shall use its Best Efforts to cause the conditions set forth in Section 5 to be satisfied on a timely basis.

             4.6        Confidentiality.  The Seller shall ensure that after the date of this Agreement, Seller maintains the confidentiality of all data, information and records referred to in Section 1.1(a) and makes no disclosure of any nature of such data, information or records to any Person.  Notwithstanding the foregoing, Seller may use the data, information and records referred to in Section 1.1(a) solely in connection with uses for Dietary Supplements (as such term is used in the License and Sale Agreement).

             4.7        Acceptance of Overbid; Right to Respond

             (a)         Until the earlier of March 9, 2001, or any earlier date on which Purchaser advises Seller in writing that Purchaser is terminating all negotiations regarding the Transactions, Seller shall not, unless otherwise instructed by the Bankruptcy Court: (i) consider any offer from any third party for a transaction similar to the Transactions for less than $220,000; (ii) consider any offer from any third party involving the a transaction similar to the Amendment for less than $220,000; or (iii) consider any offer from any third party involving the sale of the Assets for less than $220,000.

             (b)         If Seller receives any offer from any third party involving either or both of the Amendment and the sale of the Assets that meets the criteria set forth in Section 4.7(a), Seller shall promptly notify the Purchaser and describe the terms of such offer to Purchaser and Purchaser shall have the right to make a counteroffer that exceeds the first such third party offer by at least ten percent (10%).  In the event there are any offers subsequent to the Purchaser’s counteroffer (a “Subsequent Offer”), Purchaser shall have the right to make a counteroffer that exceeds such Subsequent offer by any amount.  Seller, unless legally precluded by the Bankruptcy Court, shall within ten (10) business days, or if legally precluded as promptly thereafter as possible, accept the most recent  counteroffer made by Purchaser.  Such accepted counteroffer shall otherwise be subject to the terms and conditions of the Letter Agreement.

             (c)         If Seller accepts any offer from any third party involving either or both of (i) the assignment of rights under the License and Sale Agreement, or (ii) the sale of the Assets that meets the criteria set forth in Section 4.7(a), and Purchaser does not make a counteroffer, Seller will reimburse Purchaser for its expenses incurred in good faith in negotiating for and pursuing this Letter Agreement and the Transactions, including without limitation reasonable attorneys’ and advisers’ fees, up to an amount not to exceed Twenty Thousand Dollars ($20,000).

             4.8        Protection of Assets.  As soon as possible following the date of this Agreement, Seller shall segregate the Assets and maintain the Assets in a secure location until the Closing.  Seller shall not distribute, copy or otherwise reproduce the Assets in any way prior to the Closing.

5.          CONDITIONS PRECEDENT TO THE PURCHASER’S OBLIGATION TO CLOSE.

             The Purchaser’s obligation to purchase the Assets and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in writing):

             5.1        Accuracy Of Representations.  All of the representations and warranties made by the Seller in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time, without giving effect to any update to the Disclosure Schedule.

             5.2        Performance Of Obligations

             (a)         Each of the documents referred to in Sections 1.5(b)(i), 1.5(b)(iii) and 1.5(b)(iv) shall have been executed by each of the parties thereto and delivered to the Purchaser.

             (b)         All of the covenants and obligations that  the Seller is required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

             5.3        Consents.  Each of the Consents identified in Part 2.7 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

             5.4        Additional Documents.  Purchaser shall have received such other documents as the Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Seller, (ii) evidencing the compliance by the Seller with, or the performance by the Seller of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 5, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

             5.5        No Proceedings.  Since the date of this Agreement, there shall not have been commenced or threatened against the Purchaser, or against any Person affiliated with the Purchaser, any Proceeding (a) involving any material challenge to, or seeking material damages or other material relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

             5.6        No Prohibition.  Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, any applicable Legal Requirement or Order.

             5.7        Approval Order.  The Seller will have received the Approval Order.

             5.8        No Encumbrances.  The Seller shall provide evidence that is reasonably satisfactory to the Purchaser, that any Encumbrance related to the Assets has been released or terminated and is of no further force or effect.

6.          TERMINATION

             6.1        Termination Events.  This Agreement may be terminated prior to the Closing:

             (a)         by the Purchaser for any or no reason prior to the entry by the Bankruptcy Court of the Approval Order;

             (b)         by the Purchaser at or after the Scheduled Closing Time if any condition set forth in Section 5 has not been satisfied by the Scheduled Closing Time; or

             (c)         by the Purchaser if the Closing has not taken place on or before April 26, 2001 (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement).

             6.2        Termination Procedures.  If the Purchaser wishes to terminate this Agreement pursuant to Section 6.1, the Purchaser shall deliver to the Seller a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement.

             6.3        Effect Of Termination.  If this Agreement is terminated pursuant to Section 6.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that:  (a) no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 9; and (c) the Seller shall, in all events, remain bound by and continue to be subject to Section 4.6.

             6.4        Nonexclusivity Of Termination Rights.  The termination rights provided in Section 6.1 shall not be deemed to be exclusive.  Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section 6.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

             6.5        Payment upon Termination.  If (i) on or before March 16, 2001, the Bankruptcy Court does not issue the Approval Order, (ii) Seller at any time prior to March 9, 2001 fails to perform under that certain Letter Agreement by and between the Seller and the Purchaser dated February 13, 2001 (the “Letter Agreement”), or (iii) Seller accepts a third-party offer pursuant to Section 4.7 hereof, the Initial Payment will be returned to Purchaser immediately, and in any event within three (3) business days upon Purchaser’s request.  If Purchaser terminates the Letter Agreement or this Agreement for any reason other than (i), (ii) or (iii) herein, the Seller shall retain the Initial Payment  as good faith money.

7.          INDEMNIFICATION, ETC

             7.1        Survival Of Representations And Covenants.

             (a)         The representations, warranties, covenants and obligations of each party to this Agreement shall survive (without limitation):  (i) the Closing and the sale of the Assets to the Purchaser; (ii) any sale or other disposition of any or all of the Assets by the Purchaser; and (iii) the death or dissolution of any party to this Agreement.  For the purposes of this Section 7, all of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive for one (1) year from the Closing.

             (b)         The representations, warranties, covenants and obligations of the Seller, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives.

             (c)         For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Seller in this Agreement.

             7.2        Indemnification By The Seller.

             (a)         The Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third–party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

             (i)         any Breach of any of the representations or warranties made by the Seller in this Agreement (without giving effect to any update to the Disclosure Schedule) or in the Closing Certificate or any of the other Transactional Agreements;

             (ii)        any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives by or on behalf the Seller or any Representative of the Seller;

             (iii)       any Breach of any covenant or obligation of the Seller contained in any of the Transactional Agreements;

             (iv)        any Liability of the Seller or of any Related Party;

             (v)         any Liability to which the Purchaser or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product produced or sold or any services performed by or on behalf of the Seller,  or (B)  any failure to comply with any bulk transfer law or similar Legal Requirement in connection with any of the Transactions;

             (vi)        any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause “(i),” “(ii),” “(iii),” “(iv),” or “(v)” above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 7).

             (b)         Subject to Section 7.2(c), the Seller shall not be required to make any indemnification payment pursuant to Section 7.2(a)(i) for any Breach of the representations and warranties made by them in this Agreement or in the Closing Certificate until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $10,000.  (If the total amount of such Damages exceeds the $10,000, the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Damages, and not merely the portion of such Damages exceeding $10,000.)

             (c)         The limitation on the indemnification obligations of  the Seller that is set forth in Section 7.2(b) shall not apply to any Breach arising directly or indirectly from any circumstance of which the Seller had knowledge on or prior to the Closing Date.

             (d)         The maximum liability of the Seller pursuant to this Section 7.2 shall be set at Two Hundred Thousand Dollars ($200,000.00).

             7.3        Nonexclusivity Of Indemnification Remedies.  The indemnification remedies and other remedies provided in this Section 7 shall not be deemed to be exclusive.  Accordingly, the exercise by any Person of any of its rights under this Section 7 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

             7.4        Defense Of Third Party Claims.  In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser, against any other Indemnitee or against any other Person) with respect to which the Seller may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 7, the Purchaser shall have the right, at its election, to designate the Seller  to assume the defense of such claim or Proceeding at the sole expense of the Seller.  If the Purchaser so elects to designate the Seller to assume the defense of any such claim or Proceeding:

             (a)         The Seller shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser;

             (b)         the Purchaser shall make available to the Seller any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Proceeding;

             (c)         the Seller shall keep the Purchaser informed of all material developments and events relating to such claim or Proceeding;

             (d)         the Purchaser shall have the right to participate in the defense of such claim or Proceeding;

             (e)         the Seller shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser; and

             (f)         the Purchaser may at any time (notwithstanding the prior designation of the Seller to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

If the Purchaser does not elect to designate the Seller to assume the defense of any such claim or Proceeding (or if, after initially designating the Seller to assume such defense, the Purchaser elects to assume such defense), the Purchaser may proceed with the defense of such claim or Proceeding on its own.  If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

             (i)         all expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Purchaser) shall be borne and paid exclusively by  the Seller;

             (ii)        the Seller shall make available to the Purchaser any documents and materials in the possession or control of the Seller that may be necessary to the defense of such claim or Proceeding;

             (iii)       the Purchaser shall keep the Seller informed of all material developments and events relating to such claim or Proceeding; and

             (iv)        the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Seller; provided, however, that the Seller shall not unreasonably withhold such consent.

             7.5        Exercise Of Remedies By Indemnitees Other Than Purchaser.  No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

8.          CERTAIN POST-CLOSING COVENANTS.

             8.1        Further Actions.  From and after the Closing Date,  the Seller shall cooperate with the Purchaser and the Purchaser’s affiliates and Representatives, and shall execute and deliver such documents and take such other actions as the Purchaser may reasonably request, for the purpose of evidencing the Transactions and putting the Purchaser in possession, control and perfection of title to such Assets.  Seller hereby irrevocably nominates, constitutes and appoints the Purchaser as the true and lawful attorney-in-fact of the Seller (with full power of substitution) effective as of the Closing Date, and hereby authorizes the Purchaser, in the name of and on behalf of the Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action (on or at any time after the Closing Date) that the Purchaser may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Assets, (ii) defending or compromising any claim or Proceeding relating to any of the Assets, or (iii) otherwise carrying out or facilitating any of the Transactions.  The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of the Seller.

             8.2        Publicity.  The Seller shall ensure that, on and at all times after the Closing Date: (a) no press release or other publicity concerning any of the Transactions is issued or otherwise disseminated by or on behalf of the Seller without the Purchaser’s prior written consent; (b) other than as Seller reasonably deems necessary in connection with its bankruptcy proceedings or disclosure obligations to the Securities and Exchange Commission, the Seller continue to keep the terms of this Agreement and the other Transactional Agreements strictly confidential; and (c) other than as Seller deems reasonably necessary in connection with its bankruptcy proceedings or disclosure obligations to the Securities and Exchange Commission, the Seller keep strictly confidential, and the Seller shall not use or disclose to any other Person, any non–public document or other information that relates directly or indirectly to the business of the Seller, the Purchaser or any affiliate of the Purchaser.

             8.3        Confidentiality.  Except as required by law, the Seller shall ensure that after the Seller transfers the Assets to the Purchaser, Seller maintains the confidentiality of all data, information and records referred to in Section 1.1(a) and makes no disclosure of any nature of such data, information or records to any Person.  Notwithstanding the foregoing, Seller may use the data, information and records referred to in Section 1.1(a) solely in connection with uses for Dietary Supplements (as such term is used in the License and Sale Agreement).

             8.4        License.  Effective immediately and automatically upon the Closing of the Transactions, Seller grants to Purchaser the worldwide, royalty-free, fully paid, exclusive, perpetual, irrevocable, fully sublicensable license under all copyrights and other rights in the data, information and records referred to in Section 1.1(a) to reproduce, distribute, perform, prepare derivative works of and use the same for all purposes other than uses for Dietary Supplements (as such term is used in the License and Sale Agreement), except as permitted by the License and Sale Agreement and as provided for in Section 1.4 of the Amendment.

9.          MISCELLANEOUS PROVISIONS.

             9.1        Further Assurances.  Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

             9.2        Fees and Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Transactional Agreements.

             9.3        Attorneys’ Fees.  If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

             9.4        Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to the Seller:
Shaman Pharmaceuticals, Inc.
213 East Grand Avenue
South San Francisco, CA 94080
Attn: Lisa Conte
Facsimile: (650) 873-8367

with notice to:
Farella Braun & Martell LLP
Russ Building, 30th Floor
235 Montgomery Street
San Francisco, CA 94104
Attn: Dean Gloster
Facsimile: (415) 954-4480

if to the Purchaser:
Metabolex, Inc.
3876 Bay Center Place
Hayward, CA 94545
Attn: President
Facsimile: (510) 293-9090

with notice to:
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Attn: Barclay Kamb
Facsimile: (650) 849-7400

             9.5        Time Of The Essence.  Time is of the essence of this Agreement.

             9.6        Headings.  The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

             9.7        Counterparts.  This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

             9.8        Governing Law; Venue.

             (a)         This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws) and, prior to confirmation of Seller’s plan of reorganization, all disputes with respect to this Agreement will be resolved by the Bankruptcy Court.

             (b)         Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California.  Each party to this Agreement:

             (i)         expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

             (ii)        agrees that each state and federal court located in the County of Santa Clara, California shall be deemed to be a convenient forum; and

             (iii)       agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

             (c)         The Seller agrees that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Seller in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

             (d)         Nothing in this Section 9.8 shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding against the Seller in any forum or jurisdiction.

             9.9        Successors And Assigns; Parties In Interest.

             (a)         This Agreement shall be binding upon:  the Seller and its successors and assigns (if any); and the Purchaser and its successors and assigns (if any).  This Agreement shall inure to the benefit of:  the Seller; the Purchaser; the other Indemnitees (subject to Section 7.5); and the respective successors and assigns (if any) of the foregoing.

             (b)         The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 7), in whole or in part, to any other Person without obtaining the consent or approval of any other Person.  The Seller shall not be permitted to assign any of his or its rights or delegate any of his or its obligations under this Agreement without the Purchaser’s prior written consent.

             (c)         Except for the provisions of Section 7 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any).  Without limiting the generality of the foregoing, (i) no employee of the Seller shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of the Seller shall have any rights under this Agreement or any of the other Transactional Agreements.

             9.10     Remedies Cumulative; Specific Performance.  The rights and remedies of the parties hereto shall be cumulative (and not alternative).  The Seller agrees that: (a) in the event of any Breach or threatened Breach by the Seller of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

             9.11     Waiver.

             (a)         No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

             (b)         No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

             9.12     Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

             9.13     Severability.  In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

             9.14     Entire Agreement.  The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

             9.15     Knowledge.  For purposes of this Agreement, a Person shall be deemed to have “knowledge” of a particular fact or other matter if any Representative of such Person has knowledge of such fact or other matter.

             9.16     Survival Of Covenants.  Notwithstanding anything to the contrary herein, the covenants and obligations of each party to this Agreement shall survive (without limitation):  (i) the Closing and the sale of the Assets to the Purchaser; (ii) any sale or other disposition of any or all of the Assets by the Purchaser; and (iii) the death or dissolution of any party to this Agreement.  All of said covenants and obligations shall remain in full force and effect and shall survive for one year following the Closing.

             9.17     Construction.

             (a)         For purposes of this Agreement, whenever the context requires:  the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

             (b)         The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

             (c)         As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

             (d)         Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

             The parties to this Agreement have caused this Agreement to be executed and delivered as of March 16, 2001

SHAMAN PHARMACUETICALS, INC.
A Delaware corporation

By: /s/ Steven King
Steven King, Chief Operating Officer

METABOLEX, INC.,
A Delaware corporation

By: /s/ Thomas Glaze
Thomas Glaze
President and Chief Executive Officer

EXHIBIT A

CERTAIN DEFINITIONS

             For purposes of the Agreement (including this Exhibit A):

             Acquisition Transaction.  “Acquisition Transaction” shall mean any transaction involving the sale or other disposition of all or any portion of the Assets.

             Agreement.  “Agreement” shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

             Bankruptcy Court.  “Bankruptcy Court”  shall mean the U.S. Bankruptcy Court, Northern District of California.

             Best Efforts.  “Best Efforts” shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

             Breach.  There shall be deemed to be a “Breach” of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term “Breach” shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

             Consent.  “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

             Contract.  “Contract” shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

             Damages.  “Damages” shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

             Diabetes Program.  “Diabetes Program” shall mean means Seller’s program for the development of compounds and extracts isolated or prepared from only such plant materials as are listed on Exhibit B, as pharmaceuticals or nutritionals for prevention, treatment of, or use in connection with human diseases in the Metabolic Disease Field.

             Disclosure Schedule.  “Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

             Encumbrance.  “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

             Entity.  “Entity” shall mean any corporation (including any non–profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

             Governmental Authorization.  “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

             Governmental Body.  “Governmental Body” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi–governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi–national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

             Indemnitees.  “Indemnitees” shall mean the following Persons: (a) the Purchaser; (b) the Purchaser’s current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above.

             Legal Requirement.  “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

             Liability.  “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

             License and Sale Agreement.  “License and Sale Agreement” shall mean that certain License and Sale Agreement by and between the Seller and the Purchaser, dated August 10, 1999.

             Metabolic Disease Field.  “Metabolic Disease Field” means diabetes, insulin resistance, and syndrome X (including lipid lowering as related to syndrome X).

             Order.  “Order” shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

             Person.  “Person” shall mean any individual, Entity or Governmental Body.

             Pre–Closing Period.  “Pre–Closing Period” shall mean the period from the date of the Agreement through the Closing Date.

             Proceeding.  “Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

             Proprietary Asset.  “Proprietary Asset” shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know–how, customer list, franchise, system, computer software, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

             Related Party.  Each of the following shall be deemed to be a “Related Party”: (a) each individual who is, or who has at any time been, an officer of the Seller; (b) each member of the family of each of the individuals referred to in clause “(a)” above; and (c) any Entity (other than the Seller) in which any one of the individuals referred to in clauses “(a)” and “(b)” above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

             Representatives.  “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

             Seller Proprietary Asset.  “Seller Proprietary Asset” shall mean any Proprietary Asset  owned by or licensed to the Seller or otherwise used by the Seller.

             Seller’s 4D Database.  “Seller’s 4D Database” shall mean the Seller’s relational 4th Dimension database that contains information and records relating to Seller’s Diabetes Program.

             Tax.  “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value–added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax–sharing agreement or similar Contract.

             Tax Return.  “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

             Transactional Agreements.  “Transactional Agreements” shall mean: (a) the Agreement; (b) the Amendment to that certain License and Sale Agreement by and between the Seller and the Purchaser, dated August 10, 1999 ; and (c) the Closing Certificate.

             Transactions.  “Transactions” shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by the Seller to the Purchaser in accordance with the Agreement; and (ii) the performance by the Seller and the Purchaser of their respective obligations under the Transactional Agreements, and the exercise by the Seller and the Purchaser of their respective rights under the Transactional Agreements.

Exhibit B

TABLE OF CONTENTS

1.          Sale of Assets; Related Transactions

1.1        Sale of Assets

1.2        Purchase Price

1.3        Liabilities

1.4        Sales Taxes

1.5        Closing

2.          Representations and Warranties of the Seller

2.1        Due Organization

2.2        Assets

2.3        Compliance with Legal Requirements

2.4        Governmental Authorizations

2.5        Proceedings; Orders

2.6        Authority; Binding Nature Of Agreements

2.7        Non–Contravention; Consents

2.8        Brokers

2.9        Full Disclosure

3.          Representations and Warranties of the Purchaser

3.1        Authority; Binding Nature Of Agreements

4.          Pre–Closing Covenants of the Seller

4.1        Access And Investigation

4.2        Filings and Consents

4.3        Notification; Updates to Disclosure Schedule

4.4        No Negotiation

4.5        Best Efforts

4.6        Confidentiality

4.7        Acceptance of Overbid; Right to Respond

4.8        Protection of Assets

5.          Conditions Precedent to the Purchaser’s Obligation to Close

5.1        Accuracy Of Representations

5.2        Performance Of Obligations

5.3        Consents

5.4        Additional Documents

5.5        No Proceedings

5.6        No Prohibition

5.7        Approval Order

6.          Termination

6.1        Termination Events

6.2        Termination Procedures

6.3        Effect Of Termination

6.4        Nonexclusivity Of Termination Rights

6.5        Payment upon Termination

7.          Indemnification, Etc

7.1        Survival Of Representations And Covenants

7.2        Indemnification By The Seller

7.3        Nonexclusivity Of Indemnification Remedies

7.4        Defense Of Third Party Claims

7.5        Exercise Of Remedies By Indemnitees Other Than Purchaser

8.          Certain Post-Closing Covenants

8.1        Further Actions

8.2        Publicity

8.3        Confidentiality

8.4        License

9.          Miscellaneous Provisions

9.1        Further Assurances

9.2        Fees and Expenses

9.3        Attorneys’ Fees

9.4        Notices

9.5        Time Of The Essence

9.6        Headings

9.7        Counterparts

9.8        Governing Law; Venue

9.9        Successors And Assigns; Parties In Interest

9.10      Remedies Cumulative; Specific Performance

9.11      Waiver

9.12      Amendments

9.13      Severability

9.14      Entire Agreement

9.15      Knowledge

9.16      Survival Of Covenants

9.17      Construction